Exhibit 10.6

Surrender of Shares and

Amendment No. 1 to the

Amended and Restated Securities Subscription Agreement

This Surrender of Shares and Amendment No. 1 to the Amended and Restated Securities Subscription Agreement, dated January 10, 2018 (this “Agreement”), is made by and between Crescent Funding Inc., a Delaware corporation (the “Company”), and CFI Sponsor LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Amended and Restated Securities Subscription Agreement, dated as of November 29, 2017 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 8,625,000 shares of Class F common stock, par value $0.0001 per share of the Company (“Class F Shares”), up to 1,125,000 of which are subject to forfeiture by the Subscriber if the underwriters of the Company’s initial public offering of units (the “IPO”) do not fully exercise their over-allotment option as described therein; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class F Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class F Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Surrender of Shares.

(a) The Subscriber hereby irrevocably surrenders to the Company for no consideration 1,437,500 Class F Shares.

(b) The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2. Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended by deleting the phrase “1,125,000 Shares” in its entirety and by substituting in lieu thereof the phrase “937,500 Shares”.

3. Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

4 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

5. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

CRESCENT FUNDING INC.

By:	/s/ George P. Hawley
Name:	George P. Hawley
Title:	General Counsel and Secretary

CFI SPONSOR LLC

By:	Crescent Capital Group LP, its Member

	By:	/s/ George P. Hawley
	Name:	George P. Hawley
	Title:	General Counsel and Secretary

By:	Beyer Family Interests LLC, its Member

	By:	/s/ Robert D. Beyer
	Name:	Robert D. Beyer
	Title:	Its Manager

[Signature Page to Surrender of Shares and

Amendment No. 1 to the Amended and Restated Securities Subscription Agreement]